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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER


    As independent petroleum engineers, we hereby consent to the use of our name in this Form S-1 by Freeport-McMoRan Sulphur Inc. and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 1996 in the Form S-1.



                                          /s/ RYDER SCOTT COMPANY
                                          --------------------------------------
                                          PETROLEUM ENGINEERS



Houston, Texas
November 17, 1997